                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (date of earliest event reported): September 17, 1998


                       NATIONAL EQUIPMENT SERVICES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      1-14163                  36-4087016
----------------------------        ----------------         -------------------
(State or other jurisdiction        (Commission File            (IRS Employer
     of incorporation)                  Number)              Identification No.)


1800 Sherman Avenue, Evanston, Illinois                             60201
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:    (847) 733-1000
                                                    ---------------------


                       This Instrument contains 5 pages.

                    The Exhibit Index is located on page 5.

Item 2. Acquisition or Disposition of Assets

          On September 17, 1998, National Equipment Services, Inc., a Delaware corporation (the "Company"), completed its acquisition of the business of Shaughnessy Crane Service, Inc., a Massachusetts corporation ("SCS"), pursuant to the terms of the Stock Purchase Agreement, dated as of September 17, 1998 (the "Stock Purchase Agreement"), by and among the Company, SCS and the stockholders of SCS. The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K.

          Pursuant to the Stock Purchase Agreement, the Company acquired all of the issued and outstanding capital stock of SCS. The stockholders of SCS received a cash payment of $65,000,000 (subject to a customary indebtedness adjustment, working capital adjustment and accounts receivable adjustment) and a junior subordinated convertible promissory note in the principal amount of $15,000,000 (the "Note"). The Note accrues interest at the rate of 8% per annum and the Company may prepay all or any portion of the outstanding principal amount of the Note at any time, except as may be prohibited by any senior debt. In addition, at any time prior to September 17, 1999, the holders of the Note may elect to convert the principal amount of the Note, plus accrued and unpaid interest, into the number of shares of Company common stock equal to such amount divided by $13.00. In the event the Note has not been prepaid in full or converted into shares of Company common stock as described in the preceding sentence, then on September 17, 1999, the outstanding principal amount of the Note, plus accrued and unpaid interest, will automatically convert into a number of shares of Company common stock having a fair market value equal to the principal amount of the Note plus accrued and unpaid interest.

          The nature and amount of consideration was determined as a result of negotiations among the Company, SCS and the stockholders of SCS. Prior to the acquisition, there was no relationship among (i) SCS or the stockholders of SCS and (ii) the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer. The source of the cash portion of the consideration was borrowings under the registrant's existing credit facility. SCS has in the past specialized, and the Company expects to cause SCS to continue to specialize, in the rental of aerial lift equipment and cranes to industrial and construction end-users. SCS competes primarily in Massachusetts, New Hampshire and Rhode Island.

Item 7. Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired

          To be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the registrant hereby indicates that the filing of the financial statements required in response to this item within 15 calendar days of the acquisition is impracticable and undertakes to file such information on an amendment to this Form 8-K no later than 60 days after October 2, 1998.

     (b) Pro Forma Financial Information.

          To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby indicates that the filing of the financial statements required in response to this item within 15 calendar days of the acquisition is impracticable and undertakes to file such information on an amendment to this Form 8-K no later than 60 days after October 2, 1998.

     (c) Exhibits

     2.1 Stock Purchase Agreement, dated as of September 17, 1998, by and among National Equipment Services, Inc., Shaughnessy Crane Service, Inc. and the stockholders of Shaughnessy Crane Service, Inc.

     4.1 Junior Subordinated Convertible Promissory Note, dated September 17, 1998, in the principal amount of $15,000,000.

     4.2 Supplemental Indenture, dated September 24, 1998, by and between Shaughnessy Crane Service, Inc. and Harris Savings and Trust Company, as trustee.

     99.1  Press Release dated September 23, 1998.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 29, 1998
                                    NATIONAL EQUIPMENT SERVICES, INC.

                                         /s/ Paul R. Ingersoll
                                    By:  __________________________
                                    Name:  Paul R. Ingersoll
                                    Title: Vice President and Secretary

                                 EXHIBIT INDEX

Exhibit No.                           Description
-----------  ------------------------------------------------------------------
2.1          Stock Purchase Agreement, dated as of September 17, 1998, by and among National Equipment Services, Inc., Shaughnessy Crane Service,
             Inc. and the stockholders of Shaughnessy Crane Service, Inc.

4.1          Junior Subordinated Convertible Promissory Note, dated
             September 17, 1998, in the principal amount of $15,000,000.

4.2 Supplemental Indenture, dated September 24, 1998, by and between Shaughnessy Crane Service, Inc. and Harris Savings and Trust Company, as trustee.

99.1         Press Release dated September 23, 1998.